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                                                                      EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 2-96104, 33-13278, 33-27498, 33-45699, 33-58340, 33-50395 and
33-51615 and Form S-8 Nos. 2-67517, 2-97972, 33-20693, 33-21564, 33-41014,
33-52329 and 33-54971) and related Prospectuses of Bankers Trust New York Corporation of our report dated January 26, 1995, except for Note 11, as to which the date is March 1, 1995, with respect to the consolidated financial statements of Bankers Trust New York Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.





                                        /S/  ERNST & YOUNG LLP



New York, New York
March 10, 1995



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